UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2004

ACCREDO HEALTH, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25769	62-1642871

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1640 Century Center Pkway
Suite 101
Memphis, TN 38134
(Address of Principal Executive Offices, including Zip Code)

(901) 385-3688
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2.	Acquisition or Disposition of Assets

      On July 21, 2004, Accredo Health, Incorporated (“Accredo”), through its wholly-owned subsidiary, Hemophilia Health Services, Inc. (“HHS”), completed its acquisition of HRA Holding Corp. (“HRA Holding”) in accordance with the terms and conditions of the Agreement and Plan of Merger, dated June 4, 2004 (the “Merger Agreement”), by and among HHS, HHS Merger Corp., a wholly-owned subsidiary of HHS (“Merger Sub”), HRA Holding and certain of the equity holders of HRA Holding. Hemophilia Resources of America, Inc. (“HRA”) is a wholly-owned subsidiary of HRA Holding.

      Pursuant to the Merger Agreement, Merger Sub was merged with and into HRA Holding and HRA Holding, as the surviving corporation, became a wholly-owned subsidiary of HHS (the “Merger”). The aggregate cash merger consideration paid by Accredo for HRA Holding was approximately $159.0 million. The merger consideration was determined by arm’s length negotiations among the parties and was financed by proceeds of loans provided to Accredo under the Second Amended and Restated Credit Agreement dated as of July 21, 2004 (the “Credit Agreement”) by and among Accredo, as borrower, certain subsidiaries of Accredo, as guarantors, the lenders identified therein and Bank of America, N.A., as administrative agent. Pursuant to the Credit Agreement the lenders initially extended a $400 million revolving credit facility to Accredo. Subject to the terms of the Credit Agreement, the total amount of the credit facility may be increased to $550 million, which will then consist of a $175 million 5-year revolving credit facility and $375 million term loans due in 7 years.

      Prior to the Merger, approximately 70% of the outstanding voting common stock of HRA Holding was owned by Summit Ventures V, L.P. (“Summit”) and certain other affiliates of Summit (collectively the “Summit Stockholders”). Prior to the Merger, no material relationships existed between the Summit Stockholders and HHS or Accredo, any affiliate of HHS or Accredo, any director or officer of HHS or Accredo or any associate of any such director or officer.

      Prior to the Merger, HRA was a leading private provider of hemophilia coagulation products and services for adults and children living with hemophilia and von Willebrand disease in 30 states.

      The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement and Amendment No. 1 to the Merger Agreement, a copy of each such document is attached to this Current Report on Form 8-K as Exhibit 2.1 and 2.2, respectively, and incorporated herein by reference. A copy of the press release dated July 21, 2004 announcing the completion of the acquisition of HRA Holding is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

      (a) Financial Statements of Business Acquired.

      The financial statements for the business acquisition referred to in Item 2 above are not included in this Current Report on Form 8-K and shall be filed by amendment not later than 60 days after the date this initial report on Form 8-K is required to be filed as provided in Item 7(a)(4) of Form 8-K.

      (b) Pro Forma Financial Information.

      The pro forma financial information for the business acquisition referred to in Item 2 above is not included in this Current Report on Form 8-K and shall be filed by amendment not later than 60 days after the date this report on Form 8-K is required to be filed as provided in Item 7(a)(2) of Form 8-K.

      (c) Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated June 4, 2004 by and among Hemophilia Health Services, Inc., HHS Merger Corp., HRA Holding Corp. and certain of the equity holders of HRA Holding Corp.

2.2	Amendment No. 1 to Agreement and Plan of Merger dated June 4, 2004 by and among Hemophilia Health Services, Inc., HHS Merger Corp., HRA Holding Corp. and certain of the equity holders of HRA Holding Corp.

99.1	Press Release, dated July 21, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCREDO HEALTH, INCORPORATED

By: /s/ Thomas W. Bell, Jr. Thomas W. Bell, Jr. Senior Vice President and General Counsel
Dated: July 21, 2004

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger dated June 4, 2004 by and among Hemophilia Health Services, Inc., HHS Merger Corp., HRA Holding Corp. and certain of the equity holders of HRA Holding Corp.
2.2	Amendment No. 1 to Agreement and Plan of Merger dated June 4, 2004 by and among Hemophilia Health Services, Inc., HHS Merger Corp., HRA Holding Corp. and certain of the equity holders of HRA Holding Corp.
99.1	Press Release, dated July 21, 2004